Exhibit 99.i

LAW OFFICES

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ

A PROFESSIONAL CORPORATION

FIRST TENNESSEE BUILDING

165 MADISON AVENUE

SUITE 2000

MEMPHIS, TENNESSEE 38103

(901) 526-2000

FACSIMILE
(901) 577-2303

DESIREE M. FRANKLIN

Direct Dial: (901) 577-2183

Direct Fax: (901) 577-0730

E-Mail Address:  dfranklin@bakerdonelson.com

October 12, 2005

Securities and Exchange Commission

Attention:  Mr. Randolph Koch

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:                               FIRST FUNDS (“THE TRUST”), COMPRISED OF U.S. GOVERNMENT MONEY MARKET PORTFOLIO; MUNICIPAL MONEY MARKET PORTFOLIO; CASH RESERVE PORTFOLIO; CAPITAL APPRECIATION PORTFOLIO; CORE EQUITY PORTFOLIO; INTERMEDIATE BOND PORTFOLIO AND TENNESSEE TAX-FREE PORTFOLIO

File Nos.           811-6589

                                                          33-46374

Post-Effective Amendment No. 32

Dear Mr. Koch:

We serve as counsel to the above-referenced Trust.  In that capacity, we have reviewed the Post-Effective Amendment No. 32 to the Trust’s Registration Statement on Form N-1A which accompanies this letter (“Amendment”), including the covering letter thereto.  The Amendment was prepared by ALPS Mutual Fund Services, Inc. (“ALPS”), the Trust’s Administrator, and, as stated in the covering letter to the Amendment, is being filed pursuant to Paragraph (b) of Rule 485 under the Securities Act of 1933 for the principal purpose of (i) updating financial statements of the Trust, (ii) responding to any comments of the SEC Staff relating to this filing, and (iii) other, non-material changes permitted by Paragraph (b) of Rule 485 with respect to First Funds’ Rule 485(a) filing dated August 12, 2005.  Pursuant to paragraph (b)(4) of Rule 485, we represent that, to the best of our knowledge based upon the statements of ALPS contained in the covering letter to the Amendment and our review of the Amendment, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

ALABAMA •	GEORGIA •	LOUISIANA •	MISSISSIPPI •	TENNESSEE •	WASHINGTON, D.C. •	BEIJING, CHINA
Representative Office, BDBC International, LLC

Further, we consent to the use of our name in the Registration Statement and elsewhere as it may appear.

Best regards,

BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, PC
/s/ Desiree M. Franklin

Desiree M. Franklin

DMF:erb